                                                                    EXHIBIT 5(f)

                                   SCHEDULE A
                          INVESTMENT ADVISORY AGREEMENT


FUND                                                                        FUND EFFECTIVE DATE
----                                                                        -------------------
Schwab California Municipal Money Fund                                      November 5, 1990
(formerly Schwab California Tax-Exempt Money Fund)

Schwab U.S. Treasury Money Fund                                             November 5, 1991

Schwab Value Advantage Money Fund                                           February 7, 1992

Schwab Institutional Advantage Money Fund                                   November 26, 1993

Schwab Retirement Money Fund                                                November 26, 1993

Schwab New York Municipal Money Fund                                        November 10, 1994
(formerly Schwab New York Tax-Exempt Money Fund)

Schwab New Jersey Municipal Money Fund                                      January 20, 1998

Schwab Pennsylvania Municipal Money Fund                                    January 20, 1998




                                  THE CHARLES SCHWAB FAMILY OF FUNDS

                                  By:      /s/ William J. Klipp
                                           ----------------------------------
                                  Name:    William J. Klipp
                                  Title:   Executive Vice President and Chief
                                           Operating Officer

                                  CHARLES SCHWAB & CO., INC.

                                  By:      /s/ Colleen M. Hummer
                                           ----------------------------------
                                  Name:    Colleen M. Hummer
                                  Title:   Senior Vice President